PIONEER RAILCORP


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 26, 1996


ELECTION OF DIRECTORS:

Guy L. Brenkman, J. Michael Carr, Orvel L. Cox, John S. Fulton, John P. Wolk

_______  FOR all nominees listed above

_______  FOR all nominees listed above, except

_______  WITHHOLD authority to vote for all nominees listed above

PROPOSAL 1 - Ratification of Appointment of Independent Public Accountants

_______ FOR the appointment of McGladrey & Pullen, LLP as the Company's 1996 independent public accountants

_______ AGAINST the appointment of McGladrey & Pullen, LLP as the Company's 1996 independent public accountants


PROPOSAL 2 - Ratification of Stock Option Plan

_______ FOR the ratification of the Stock Option Plan and the authorization of the issuance of the options pursuant thereto

_______ AGAINST the ratification of the Stock Option Plan and the authorization of the issuance of the options pursuant thereto

THE UNDERSIGNED APPOINTS GUY L. BRENKMAN AS PROXY, TO VOTE THEIR SHARES AS DIRECTED ABOVE AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENT THEREOF. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED FOR DIRECTORS AND FOR BOTH PROPOSALS SUBMITTED BY THE COMPANY AS OUTLINED IN THE PROXY STATEMENT.


Dated: _______________________, 1996


____________________________________
Signature

____________________________________
Signature if Held Jointly